UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2017

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 13, 2017 (the “Petition Date”), Gordmans Stores, Inc. (the “Company”) and its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Gordmans Stores, Inc., et al. Case No. 17-80304. The Debtors will continue to manage their properties and operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On the Petition Date, the Debtors entered into that certain Agency Agreement (the “Stalking Horse Agency Agreement”) with a joint venture comprising Tiger Capital Group, LLC and Great American Group, LLC (collectively, the “Stalking Horse Liquidator”). The Stalking Horse Agency Agreement provides for the sale in liquidation of the inventory, fixtures and other assets of all or substantially all of the Debtors’ retail stores as well as certain other assets of the Debtors. The Stalking Horse Agency Agreement and the transactions contemplated thereby remain subject to a competitive process for potential higher or better bids and ultimate Bankruptcy Court approval.

In connection with the Stalking Horse Agency Agreement, the Debtors have proposed bidding procedures pursuant to which they will conduct a process to solicit potential higher or better bids. The proposed bid procedures include approval of the terms of the Stalking Horse Agency Agreement, including bid protections payable to the Stalking Horse Liquidator in the event the Agency Agreement is terminated under certain circumstances, consisting of (i) a break-up fee of $1.125 million, and (ii) an expense reimbursement, as reasonable inducement for the Stalking Horse Liquidator to enter into the Stalking Horse Agency Agreement.

A copy of the Stalking Horse Agency Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Reference is made to the disclosures set forth under Item 1.01, which are incorporated in this Item 1.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under that certain Loan, Guaranty and Security Agreement, dated as of June 29, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Gordmans, Inc., the guarantors from time to time party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as arranger, administrative agent and term agent, related to a $100,000,000 revolving line of credit facility and a $30,000,000 secured term loan. As of the Petition Date, approximately $38.0 million was outstanding under the revolving line of credit facility (including outstanding letters of credit) and approximately $27.9 million was outstanding under the secured term loan.

The Credit Agreement provides that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder is immediately due and payable. However, any efforts to enforce such payment obligations under the Credit Agreement are automatically stayed as a result of the commencement of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure

A copy of the press release, dated March 13, 2017, announcing that the Debtors filed voluntary petitions for relief under the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Cautionary Note Regarding the Chapter 11 Cases

The Company’s security holders are cautioned that trading in securities of the Company during the pendency of the Chapter 11 cases will be highly speculative and will pose substantial risks. It is possible some or all of the Company’s currently outstanding securities may be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court. In such an event, the Company’s security holders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled securities. Trading prices for the Company’s securities may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements about the Company’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only current expectations regarding these matters. The Company’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: (i) the potential adverse impact of the Chapter 11 Filings on the Company’s liquidity or results of operations; (ii) changes in the Company’s ability to meet financial obligations during the Chapter 11 Cases or to maintain contracts that are critical to its operations; (iii) the outcome or timing of the Chapter 11 Cases; (iv) the effect of the Chapter 11 Filings on the Company’s relationships with customers, vendors, employees and third parties; (v) the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Cases, including proceedings that may be brought by third parties in connection with the Chapter 11 Cases; (vi) the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general; (vii) restrictions on the Debtors due to restrictions imposed by the Bankruptcy Court; (viii) the increased administrative costs related to the Chapter 11 Cases; (ix) the Company’s ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases; and (x) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Agency Agreement, dated March 13, 2017, by and between Gordmans Stores, Inc., its subsidiaries and Tiger Capital Group, LLC and Great American Group, LLC

99.1	Press Release of Gordmans Stores, Inc., dated March 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: March 13, 2017	By:	/s/ James B. Brown
		Name:	James B. Brown
		Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agency Agreement, dated March 13, 2017, by and between Gordmans Stores, Inc., its subsidiaries and Tiger Capital Group, LLC and Great American Group, LLC

99.1	Press Release of Gordmans Stores, Inc., dated March 13, 2017.